Exhibit 10(b)

AMENDMENT NO. 6

TO

PPL CORPORATION

DIRECTORS DEFERRED COMPENSATION PLAN

WHEREAS, PPL Services Corporation (“PPL”) assumed sponsorship of the PPL Corporation Directors Deferred Compensation Plan (the “Plan”) effective July 1, 2000; and

WHEREAS, the Plan was most recently amended and restated effective February 14, 2000, and subsequently amended by Amendments No. 1, 2, 3, 4 and 5; and

WHEREAS, PPL desires to further amend the Plan and the PPL Corporation Employee Benefit Plan Board has authorized the following changes.

NOW, THEREFORE, the Plan is hereby amended as follows:

I. Effective as of the Separation Time, Paragraph 7.1 is amended to read:

(e)

(i)	Notwithstanding anything to the contrary, upon the Separation Time, Participant’s Stock Account shall be credited for each share of PPL Corporation Common Stock in such Stock Account with a number of Talen Energy Corporation (“Talen”) Restricted Stock Units to be calculated to be the same as the number of shares of common stock of Talen (“Talen Common Stock”) that would be received in respect of PPL Corporation Common Stock pursuant to the Separation Agreement and the Transaction Agreement. Each restricted stock unit of Talen (each, a “Talen Restricted Stock Unit”) that is credited to Participant’s Stock Account shall be subject to vesting, transfer and settlement restrictions that are substantially identical to such vesting, transfer and settlement restrictions that applied to Participant’s Stock Units immediately before the Separation Time; provided, however, that in no event shall a Participant be permitted (A) to elect to convert all or any portion of such Participant’s Stock Account or Cash Account into additional Talen Restricted Stock Units or (B) to convert the Talen Restricted Stock Units into Stock Units of PPL Corporation Common Stock; and provided further that the EBPB may impose any additional restrictions on Participants’ ability (if at all) to convert Talen Restricted Stock Units as the EBPB may determine in its sole discretion.

(ii)	Notwithstanding Section 7.1(c), as of each date a cash dividend or other distribution (other than distributions in the form of additional shares of Talen Common Stock) is paid or made with respect to the Talen Common Stock to holders of record on any record date after the Separation Date, the Participant’s Cash Account shall be credited with an amount of cash equal to the product of: (i) the cash amount of such dividend or cash value of such distribution paid with respect to one share of Talen Common Stock, multiplied by (ii) the number of Talen Restricted Stock Units held by the Participant, with the fair market value of any such non-cash dividend or distribution to be determined by the EBPB, in good faith. As of each date a dividend or other distribution in the form of additional shares of Talen Common Stock is paid or made with respect to the Talen Common Stock to holders of record on any record date after the Separation Date, the Participant’s Stock Account shall be credited with additional shares of Talen Common Stock equal to the product of (x) the number of shares of Talen Common Stock paid or made with respect to one share of Talen Common Stock multiplied by (y) the number of Talen Restricted Stock Units held by the Participant in such Participant’s Stock Account. Any such amounts credited to the Participant’s Cash Account or Stock Account, as applicable, shall be paid to the Participant at the same time(s) when the shares of Talen Common Stock underlying the Participant's Talen Restricted Stock Units are delivered to the Participant. The EBPB may determine to impose transfer restrictions on any shares of Talen Common Stock issued to a Participant to the extent that the EBPB determines that such restrictions are necessary or advisable for purposes of applicable securities laws or otherwise.

(f) Capitalized terms used in this Paragraph 7.1 but not otherwise defined shall have the definitions ascribed to such term in the Employee Matters Agreement by and among PPL Corporation, Talen, C/R Energy Jade, LLC, Sapphire Power Holdings LLC and Raven Power Holdings LLC, dated as of June 9, 2014 (the “EMA”).

II. Except as provided for in this Amendment No. 6, all other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 6 is executed this _____ day of _____________, 2015.

PPL SERVICES CORPORATION

By: ___________________________
Title: ___________________________